Exhibit 10.1


                                                                  [KeyBank Logo]

                                                    Key Bank Real Estate Capital
                                                         1200 Abernathy Road, NE
                                                                      Suite 1550
                                                               Atlanta, GA 30328


                                December 12, 2007



American Church Mortgage Company
c/o Church Loan Advisors, Inc.
10237 Yellow Circle Drive
Minnetonka, MN 55343
Attn:    Phillip J. Myers
         Scott Marquis


Re: Revolving Credit Agreement among American Church Mortgage Company, as Borrower, KeyBank National Association, as Agent and Lender, and the other lenders from time to time party to this Agreement, dated as of July 18, 2007, as subsequently amended.


To Whom It May Concern:

     This letter serves to amend Section 9.5 to permit the amount of Non-Performing Assets to total up to, but not including, twenty-five percent (25.0%) of the sum of its Consolidated Tangible Net Worth plus Actual Loan Loss Reserve Balance through March 30, 2008. Please note that the testing of this financial covenant on March 31, 2008 shall be completed at the original twenty percent (20.0%) level.

                                             Very truly yours,


                                            /s/ Tayven Hike
                                            KeyBank National Association, Agent


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